Exhibit 99.1

COVA Acquisition Corp. Receives Expected Notice from Nasdaq Regarding Delayed Form 10-Q

SAN FRANCISCO, Calif. -- (BUSINESS WIRE) -- COVA Acquisition Corp. (NASDAQ: COVAU) (the “Company”) announced today that it received a notice dated May 28, 2021 (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (the “Q1 2021 Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Nasdaq Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the SEC.

The Notice has no immediate impact on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

As previously reported in the Form 12b-25 filed with the SEC on May 17, 2021, the Company was unable to file the Q1 2021 Form 10-Q by the prescribed due date of May 17, 2021 without unreasonable effort and expense. The Company was unable to file the Q1 2021 Form 10-Q by the extension date of May 24, 2021 but subsequently filed the Q1 2021 Form 10-Q with the SEC on June 1, 2021. As a result of such filing, the Company expects to regain compliance with the Nasdaq Listing Rule.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the Company’s expectation to regain compliance with the Nasdaq Listing Rule, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contact:

K.V. Dhillon

President, COVA Acquisition Corp.

contact@crescentcove.com

Media Contact:

Doug Donsky, ICR, Inc.

Media@crescentcove.com